                                    AMENDED AND RESTATED
                               INVESTMENT ADVISORY AGREEMENT

      AGREEMENT  made the 1st day of January,  2005, by and between  OPPENHEIMER  REAL ASSET
FUND  (hereinafter  referred to as the  "Fund"),  and  OPPENHEIMERFUNDS,  INC.  (hereinafter referred to as "OFI").

      WHEREAS,  the  Fund is an  open-end,  non-diversified  management  investment  company registered as such with the Securities and Exchange  Commission (the "Commission")  pursuant to the  Investment  Company  Act of  1940  (the  "Investment  Company  Act"),  and OFI is an
investment adviser registered as such with the Commission under the Investment  Advisers Act of 1940; and

      WHEREAS,  the Fund desires that OFI shall act as its  investment  adviser  pursuant to this Agreement,  which amends and restates the Investment Advisory Agreement dated March 18,
1997 by and between the Fund and OFI;

      NOW, THEREFORE,  in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The  Fund  hereby  employs  OFI and OFI  hereby  undertakes  to act as the  investment adviser of the Fund and to  perform  for the Fund such other  duties  and  functions  as are hereinafter  set  forth.  OFI  shall,  in all  matters,  give to the Fund  and its  Board of
Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times  conform  to,  and use its best  efforts  to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions  of  state  or  Federal  law;  (iii)  the  provisions  of  the
Declaration  of Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and  determinations  of the Board of Trustees of the Fund; (v) the fundamental  policies and investment  restrictions  of the Fund as reflected in its  registration  statement under the
Investment  Company Act or as such policies may, from time to time, be amended by the Fund's shareholders;  and (vi) the Prospectus  and Statement of Additional  Information of the Fund
in  effect  from  time to time.  The  appropriate  officers  and  employees  of OFI shall be available upon reasonable  notice for consultation  with any of the Trustees and officers of the Fund with  respect to any  matters  dealing  with the  business  and affairs of the Fund including the valuation of portfolio  securities of the Fund which are either not registered for public sale or not traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the  direction and control by the Fund's Board of Trustees,
(i) regularly provide investment advice and  recommendations to the Fund with respect to its investments,  investment  policies  and the  purchase  and  sale  of  securities  and  other instruments;  (ii)  supervise  continuously  the  investment  program  of the  Fund  and the composition  of its portfolio and determine  what  securities  shall be purchased or sold by the Fund;  and (iii)  arrange,  subject to the  provisions  of  paragraph 7 hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities  and other investments held in the Fund's portfolio.

      (b)  Provided  that  the  Fund  shall  not be  required  to pay any  compensation  for services  under this  Agreement  other than as provided by the terms of this  Agreement  and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain  investment  information, research or assistance from any other person,  firm or corporation to supplement,  update or otherwise improve its investment management services.

      (c)  Provided  that  nothing  herein  shall be  deemed  to  protect  OFI from  willful misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless disregard of its obligations  and duties under this  Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any matters to which this Agreement relates.

      (d) Nothing in this  Agreement  shall  prevent OFI or any officer  thereof from acting as  investment  adviser for any other  person,  firm or  corporation  or in any way limit or restrict OFI or any of its  directors,  officers,  stockholders  or  employees  from buying, selling or trading any  securities for its or their own account or for the account of others for whom it or they may be acting,  provided that such activities will not adversely  affect or  otherwise  impair  the  performance  by OFI of its  duties  and  obligations  under this
Agreement.

      (e) OFI may, at its option and subject to  approval by the  Trustees of the Fund,  and to the extent  necessary,  the  shareholders  of the Fund,  appoint a  subadviser  to assume certain or all of the responsibilities and obligations of OFI under this Agreement.

      (f) OFI shall  have no  investment  discretion  with  respect  to  futures  contracts, options or futures  contracts,  or other  instruments  regulated  by the  Commodity  Futures
Trading  Commission  ("CFTC") except, to the extent permitted by or consistent with Rule 4.5 and Rule 4.14  promulgated  under the Commodity  Exchange Act, or as otherwise  permitted by applicable law, regulation or regulatory relief.

3.    Other Duties of OFI.

      OFI  shall,  at  its  own  expense,  provide  and  supervise  the  activities  of  all administrative  and clerical  personnel as shall be required to provide effective  corporate administration for the Fund,  including the compilation and maintenance of such records with respect to its operations as may reasonably be required;  the preparation and filing of such reports  with  respect  thereto  as shall be  required  by the  Commission;  composition  of periodic  reports with respect to operations of the Fund for its  shareholders;  composition of proxy  materials for meetings of the Fund's  shareholders;  and the  composition  of such registration  statements  as may be  required  by  Federal  and  state  securities  laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense,  also provide the Fund with adequate  office space,  facilities and equipment.  OFI shall,  at its own expense, provide such officers for the Fund as the Board of Trustees may request.

4.    Allocation of Expenses.

      All other  costs and  expenses  of the Fund not  expressly  assumed  by OFI under this
Agreement,  or to be paid by the Distributor of the shares of the Fund, shall be paid by the
Fund,  including,  but not limited to: (i) interest and taxes;  (ii) brokerage  commissions;
(iii) insurance premiums for fidelity and other coverage  requisite to its operations;  (iv)
compensation  and expenses of its trustees other than those  affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and expenses;  (vii) expenses incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the registration  under Federal and state  securities  laws of shares of the Fund for public sale;  (x) expenses of printing and mailing  reports,  notices and proxy  materials to shareholders of the Fund; (xi) except
as  noted  above,  all  other  expenses   incidental  to  holding  meetings  of  the  Fund's
shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise, including litigation,  affecting  the  Fund  and any  legal  obligation  which  the  Fund  may have to indemnify its officers and trustees with respect  thereto.  Any officers or employees of OFI or any entity controlling,  controlled by or under common control with OFI who also serve as officers,  trustees or  employees  of the Fund shall not receive any  compensation  from the
Fund for their services.

5.    Compensation of OFI.

      The Fund  agrees to pay OFI and OFI  agrees to  accept  as full  compensation  for the performance  of all  functions  and  duties  on its  part to be  performed  pursuant  to the provisions  hereof,  a fee  computed on the  aggregate  net asset value of the shares of the
Fund as of the close of each business day and payable monthly at the following annual rate:

           1.00% of the first $200 million of net assets;
           0.90% of the next $200 million;
           0.85% of the next $200 million;
           0.80% of the next $200 million; and
           0.75% of net assets in excess of $800 million.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a  royalty-free,  non-exclusive  license to use the name
"Oppenheimer"  in the name of the Fund for the duration of this Agreement and any extensions or  renewals  thereof.  To the  extent  necessary  to  protect  OFI's  rights  to  the  name
"Oppenheimer"  under applicable law, such license shall allow OFI to inspect and, subject to control by the Fund's Board,  control the nature and quality of services offered by the Fund under such name and may, upon termination of this Agreement,  be terminated by OFI, in which event the Fund shall  promptly take whatever  action may be necessary to change its name and discontinue  any  further  use  of the  name  "Oppenheimer"  in the  name  of  the  Fund  or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is  authorized,  in arranging  the  purchase and sale of the Fund's  portfolio investments,  to employ or deal with such members of  securities or  commodities  exchanges, brokers, dealers or futures commission merchants (hereinafter  "broker-dealers"),  including
"affiliated"  broker-dealers  (as that term is defined in the  Investment  Company  Act), as may,  in its best  judgment,  implement  the  policy of the Fund to  obtain,  at  reasonable expense,  the "best execution" (prompt and reliable execution at the most favorable security price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain,  consistent with the provisions of subparagraph  (c) of this paragraph 7, the benefit of such investment information  or research as will be of significant  assistance to the  performance by OFI of its investment management functions.

      (b) OFI shall select  broker-dealers  to effect the Fund's  portfolio  transactions on the basis of its  estimate  of their  ability to obtain best  execution  of  particular  and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant factors and  considerations  including,  insofar as  feasible,  the  execution  capabilities
required  by  the  transaction  or   transactions;   the  ability  and  willingness  of  the
broker-dealer to facilitate the Fund's portfolio  transactions by participating  therein for its own account;  the importance to the Fund of speed,  efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity  with sources from or to whom  particular  securities might be  purchased or sold;  as well as any other  matters  relevant to the  selection of a broker-dealer for particular and related transactions of the Fund.

      (c) OFI shall have  discretion,  in the interests of the Fund,  to allocate  brokerage
on  the  Fund's  portfolio   transactions  to  broker-dealers,   other  than  an  affiliated
broker-dealer,  qualified  to  obtain  best  execution  of  such  transactions  who  provide brokerage and/or research  services (as such services are defined in Section 28(e)(3) of the
Securities  Exchange  Act of 1934) for the Fund and/or  other  accounts for which OFI or its affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35) of the  Securities  Exchange  Act of 1934) and to cause the Fund to pay such  broker-dealers  a commission  for  effecting  a  portfolio  transaction  for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified to effect such transaction would have charged for effecting that  transaction,  if OFI determines,  in good faith, that such  commission is reasonable  in relation to the value of the  brokerage  and/or  research services  provided  by such  broker-dealer,  viewed  in  terms  of  either  that  particular transaction or the overall  responsibilities  of OFI or its  affiliates  with respect to the accounts as to which they exercise  investment  discretion.  In reaching such determination,
OFI will  not be  required  to place or  attempt  to place a  specific  dollar  value on the brokerage  and/or research  services  provided or being provided by such  broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all  commissions  were allocated for purposes  contemplated  by this Agreement and that the total  commissions  paid by the Fund over a  representative  period selected by the
Fund's trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI shall have no duty or obligation to seek advance  competitive  bidding for the most favorable  commission  rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its  purported  or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio  transactions to the extent  consistent with the interests and policies of the
Fund as  established  by the  determinations  of the Board of  Trustees  of the Fund and the
provisions of this paragraph 7.

      (e) The Fund  recognizes that an affiliated  broker-dealer:  (i) may act as one of the
Fund's regular  brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage  commissions  paid by the Fund; and (iii) may effect  portfolio transactions for the Fund only if the commissions,  fees or other  remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule,
regulation  or  order  adopted  under  the  Investment   Company  Act  for  determining  the
permissible level of such commissions.

8.    Duration.

      This  Agreement  will take effect on the date first set forth  above.  Unless  earlier terminated  pursuant to paragraph 10 hereof, this Agreement shall remain in effect from year to year,  so long as such  continuance  shall be  approved  at least  annually by the Fund's
Board of  Trustees,  including  the vote of the majority of the trustees of the Fund who are not parties to this Agreement or "interested  persons" (as defined in the Investment Company
Act) of any such  party,  cast in person at a meeting  called  for the  purpose of voting on such approval,  or by the holders of a "majority" (as defined in the Investment Company Act)
of the outstanding  voting  securities of the Fund and by such a vote of the Fund's Board of
Trustees.

9.    Disclaimer of Shareholder or Trustee Liability.

      OFI  understands  and agrees that the obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund  personally,  but bind only the Fund and the  Fund's  property;  OFI  represents  that it has  notice  of the  provisions  of the
Declaration of Trust of the Fund  disclaiming  shareholder or Trustee  liability for acts or obligations of the Fund.

10.   Termination.

      This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon sixty days' written  notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the
Fund at any time without  penalty upon sixty days'  written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be directed or approved by the vote of a majority  of all of the  trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding  voting securities of the Fund (as defined in the Investment Company Act).

11.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold,  transferred, pledged or  otherwise  in any manner  encumbered  without  the  affirmative  vote or written consent of the holders of the "majority" of the outstanding  voting  securities of the Fund.
This  Agreement  shall  automatically  and  immediately   terminate  in  the  event  of  its
"assignment," as defined in the Investment Company Act.

12.   Definitions.

      The terms and  provisions  of the  Agreement  shall be  interpreted  and  defined in a manner  consistent with the provisions and definitions  contained in the Investment  Company
Act.

                                    OPPENHEIMER REAL ASSET FUND

                                    By: /s/ Robert G. Zack
                                         Robert G. Zack
                                         Vice President and Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By: /s/ John V. Murphy
                                         John V. Murphy
                                         Chairman, President and Chief Executive Officer